                                                                    EXHIBIT 4.2

                                                       STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                  FILED 08:30 AM 09/17/1999
                                                       991390106 - 3094185


                         RESTATED CERTIFICATE OF TRUST
                                       OF
                               EBH CAPITAL TRUST

         This Restated Certificate of Trust of EBH Capital Trust (the "Trust"), dated September 17, 1999, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to amend and restate the Certificate of Trust of the Trust, which was filed with the Secretary of State of the State of Delaware on September 9, 1999, under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.) (the "Act").

         The original Certificate of Trust is hereby amended and restated in its entirety, pursuant to Section 3810(c)(l) of the Act, to read as follows:

         1. Name. The name of the business trust formed hereby is EBH Capital Trust I.

         2. Delaware Trustee. The business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

         IN WITNESS WHEREOF, the undersigned, has executed this Certificate of Trust in accordance with Section 3811(a)(2) of the Act.


                                         WILMINGTON TRUST COMPANY, not
                                         in its individual capacity, but
                                         solely as trustee



                                         By:  /s/ PATRICIA A. EVANS
                                              ------------------------------
                                              Name: Patricia A. Evans
                                              Title: Financial Services Officer